Exhibit (m)(4)(b)

                                   SCHEDULE A
                                   ----------

                            EATON VANCE GROWTH TRUST
                           CLASS C DISTRIBUTION PLAN
                           Effective: January 1, 1998

Name of Fund Adopting this Plan                 Date of Original Plan (Inception Date)
-------------------------------                 --------------------------------------
Eaton Vance Greater China Growth Fund           December 17, 1993/January 27, 1995 (January 30, 1995)
Eaton Vance Growth Fund                         August 1, 1994/January 27, 1995 (January 30, 1995)
Eaton Vance Information Age Fund                November 10, 1995
Eaton Vance Worldwide Health Sciences Fund      January 1, 1998